UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017 (March 14, 2017)

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	001-33614	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 North Sam Houston Parkway East,

Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 876-0120

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on April 29, 2016, Ultra Petroleum Corp. (the “Company”) and each of its subsidiaries, including Keystone Gas Gathering, LLC, Ultra Resources, Inc., Ultra Wyoming, Inc., Ultra Wyoming LGS, LLC, UP Energy Corporation, UPL Pinedale, LLC and UPL Three Rivers Holdings, LLC (collectively, with the Company, the “Ultra Entities” or the “Debtors”), filed voluntary petitions for reorganization under chapter 11 of title 11 (“Chapter 11”) of the United States Bankruptcy Code in the Houston Division of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Ultra Entities’ Chapter 11 cases are being jointly administered under the caption In re Ultra Petroleum Corp., et al, Case No. 16-32202 (MI).

On March 10, 2017, the Debtors filed the proposed Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (as amended, modified or supplemented from time to time, the “Plan”).

On March 14, 2017, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan as modified by the Confirmation Order.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (the “Effective Date”). Although the Debtors are targeting occurrence of the Effective Date within the next 30 days, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan prior to the Effective Date.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•	holders of claims under the Company’s senior notes will receive (i) their proportionate share of the new common stock of the Company (“New Equity”), subject to dilution on account of the stock incentive plan (the “Incentive Plan”), and (ii) the right to participate in a rights offering for New Equity (the “Noteholder Rights Offering”), exclusive of New Equity issued on account of the commitment premium (the “Commitment Premium”) pursuant to the backstop commitment agreement between the Company and certain commitment parties party thereto (the “Backstop Commitment Parties”) and subject to dilution on account of the Incentive Plan;

•	holders of the Company’s existing shares of common stock will receive (i) their proportionate share of New Equity, subject to dilution on account of the Incentive Plan and (ii) the right to participate in a rights offering for New Equity (the “Equityholder Rights Offering” and together with the “Noteholder Rights Offering,” the “Rights Offerings”), exclusive of New Equity issued on account of the Commitment Premium and subject to dilution on account of the Incentive Plan;

•	holders of claims arising under Ultra Resources, Inc. (“OpCo”) senior unsecured notes (the “OpCo Notes”) and the credit agreement among OpCo, as borrower, Wilmington Savings Fund Society, FSB, as successor administrative agent, and the lenders party thereto (together with the OpCo Notes, the “OpCo Funded Debt”) will receive payment in full, in cash of allowed claims;

•	holders of general unsecured claims will receive payment in full, in cash, or receive such other treatment as determined by the Bankruptcy Court to ensure that such holder’s legal, contractual and equitable rights are not altered, except to the extent that a holder of a general unsecured claim agrees to a different treatment in full satisfaction of such claim;

•	holders of certain claims (other than secured tax claims) that are secured by a lien or collateral will receive either reinstatement of the claim or payment in full, in cash;

•	holders of certain claims (other than secured tax claims and administrative claims) entitled to priority in right of payment will receive payment in full, in cash;

•	holders of intercompany claims will have their interests either reinstated, cancelled or treated in a manner determined by the Ultra Entities;

•	holders of intercompany interests will have their interests either reinstated or cancelled; and

•	holders of the Company’s equity interests, other than the existing shares of common stock, will not receive or retain any distribution and such interests will be cancelled.

Unless otherwise specified, the treatment set forth in the Plan and the Confirmation Order will be in full satisfaction of all claims against and interests in the Ultra Entities, which will be discharged on the Effective Date. All of the Ultra Entities’ existing funded debt and equity (except for certain intercompany interests) will be extinguished by the Plan.

As determined by the Bankruptcy Court, Settlement Plan Value (as defined in the Plan) under the Plan is $6.0 billion.

Capital Structure

As of the Effective Date, the Company will issue New Equity to the holders of claims against and interests in the Company, and the Company’s shares of common stock outstanding prior to the Effective Date will be cancelled, in each case as provided in the Plan. As of February 9, 2017, there were 153,418,041 shares of the Company’s common stock outstanding. Under the Plan, the Company’s new organizational documents will become effective on the Effective Date. The Company’s new organizational documents will authorize the Company to issue shares of New Equity pursuant to the Plan. In addition, on the Effective Date, the Company will enter into a registration rights agreement with certain of the Company’s securityholders and the Backstop Commitment Parties.

Exit Financing

The Plan is expected to be funded by the following exit financings, subject to certain customary conditions:

•	$1,400 million in the aggregate principal amount of unsecured senior notes issued by OpCo (the “New Notes”); however, to the extent that OpCo is unable to issue the New Notes yielding at least $1,400 million in gross cash proceeds, OpCo will obtain a senior unsecured bridge loan under the senior unsecured bridge facilities in the aggregate principal amount of $1,400 million, less the aggregate principal amount of the issued New Notes;

•	$600.0 million in aggregate principal amount under the new senior secured first lien term loan credit facility, with OpCo serving as the borrower;

•	up to $400.0 million new senior secured first lien revolving credit facility with an initial borrowing base of $1.0 billion, subject to certain conditions, with OpCo serving as the borrower; and

•	$580.0 million in proceeds from the Rights Offerings, backstopped by the Backstop Commitment Parties.

Incentive Plan

Effective as of the Effective Date, the Company’s board of directors (the “Board”) will adopt the Incentive Plan, with a share reserve equal to 7.5% of the fully-diluted, fully-distributed shares of the Company as of the Effective Date. The Incentive Plan provides for the grant of equity-based awards to the Company’s key employees and non-employee Board directors, including the grant of restricted stock units representing 40% of the total share reserve to be made as of the Effective Date.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Ultra Entities, certain of the Ultra Entities’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2016, filed with the Securities and Exchange Commission on February 22, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (incorporated by reference to Exhibit A of the Confirmation Order attached as Exhibit 99.1 hereto)

99.1	Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

March 16, 2017	By:	/s/ Garrett B. Smith
	Name:	Garrett B. Smith
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

2.1	Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (incorporated by reference to Exhibit A of the Confirmation Order attached as Exhibit 99.1 hereto)

99.1	Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization